Exhibit 5.1

September 22, 2015

Midatech Pharma PLC

65 Innovation Drive

Milton Park

Abingdon

Oxfordshire OX14 4RQ

Re:	Registration Statement on Form F-4 for Midatech Pharma, PLC

Ladies and Gentlemen:

We have acted as counsel to Midatech Pharma PLC, a public limited company organized under the laws of England and Wales with registered number 0921636 (the “Company”), in connection with the registration statement on Form F-4 (File No. 333-206305) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 11, 2015, as amended on September 9, 2015 and September 22, 2015 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of the Company’s ordinary shares, par value 0.005p per share (the “Ordinary Shares”) underlying the American Depositary Shares to be issued by the Company pursuant to the merger contemplated by that certain Agreement and Plan of Merger, dated as of June 3, 2015 (the “Merger Agreement”), by and among the Company, DARA BioSciences, Inc., a Delaware corporation (“DARA”), Merlin Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Duke Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Secondary Merger Sub”), and Shareholder Representative Services, LLC, a Colorado limited liability company, solely as representative of the stockholders of DARA , pursuant to which (i) DARA will merge with and into Merger Sub (the “Merger”), with DARA surviving the merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”), and (ii) immediately following the Merger, Midatech will cause the Surviving Corporation to merge with and into Secondary Merger Sub (the “Secondary Merger”), with Secondary Merger Sub surviving the Secondary Merger as a wholly owned subsidiary of Midatech.

In connection with the registration of the Ordinary Shares, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for the purpose of rendering this opinion (collectively, the “Documents”):

1.	the Merger Agreement;

2.	the Registration Statement;

3.	the form of Deposit Agreement by and among Midatech Pharma PLC, Deutsche Bank Trust Company Americas, as depositary, and all owners and holders from time to time of American Depositary Shares issued thereunder;

4.	the form of Company’s Ordinary Shares;

5.	the Articles of Association of the Company; and

6.	the corporate minutes or other records of the Company pertaining to the Merger, the Merger Agreement, the Registration Agreement, and the Ordinary Shares.

Midatech Pharma PLC

September 22, 2015

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. We also have not made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

Our opinions contained herein are limited to English law as applied by the courts of England and Wales at the date of this letter. For the purpose of this letter, we have made no investigation of the laws of any jurisdiction other than England and Wales and, accordingly, in this letter we express no opinion on the laws of any other jurisdiction.

The opinions hereafter expressed with respect to the enforceability of the Ordinary Shares are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth below, we are of the opinion that the Ordinary Shares have been duly authorized, and when issued in connection with the Merger in accordance with the Merger Agreement, will be validly issued, fully paid and non-assesable.

In connection with our opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Ordinary Shares, (i) the Registration Statement, and any amendments thereto (including post-

Midatech Pharma PLC

September 22, 2015

effective amendments) will have been declared effective by the Commission, (ii) the authorization of the Ordinary Shares will not have been modified or rescinded by the Board of Directors of the Company or a committee thereto and there will not have occurred any change in law affecting the validity or enforceability of such Ordinary Shares and (iii) the Company’s Board of Directors, or a special committee thereof, will have taken any other action necessary to issue the Ordinary Shares in connection with the Merger.

We express no legal opinion upon any matter other than that explicitly addressed above, and our express opinion therein contained shall not be interpreted to be implied opinion upon any other matter.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use of our name in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BROWN RUDNICK LLP

BROWN RUDNICK LLP